EXHIBIT 10.2

                                                                  Execution Copy


              Agreement Resolving All Outstanding SAVVIS-BIS Issues
              -----------------------------------------------------

This Agreement is made this 8th day of February, 2002 (the "Effective Date) by and between SAVVIS Communications Corporation, a Delaware corporation (together with and on behalf of its direct and indirect subsidiaries, "SAVVIS"), and BIS Administration, Inc. (together with and on behalf of its direct and indirect subsidiaries, "BIS").

WHEREAS, the parties hereto wish to set forth the terms and conditions to bring to closure all outstanding issues between them.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the sufficiency of which the parties mutually acknowledge, the parties hereby agree as follows:

         1.  Satisfaction of Note and Pre-Petition Claims Setoff and Offsets

               a. As per Amendment No. 2 dated January 8, 2002 to the Agreement
                  Regarding the Supplemental Terms of the Interim SAVVIS Financing dated May 3, 2001 (the "Supplemental Agreement"), the parties have extended the deadline for SAVVIS to obtain long term financing (the "Funding") until February 28, 2002. The parties hereby extend such deadline further to March 31, 2002 and SAVVIS agrees to use its best efforts to close formally such Funding by that date (the "Closing"). The parties recognize, however, that regulatory requirements outside of SAVVIS' control will dictate the Closing date. Provided that SAVVIS files the requisite HSR filing on or before February 15, 2002, the parties hereby agree that if such case arises, the Funding deadline will be extended to April 30, 2002.

               b. In lieu of the issuance of Preferred Stock of SAVVIS as required by the Note and Pre-Petition Claims Setoff (the "Setoff") under the Supplemental Agreement, the parties hereto agree that such Setoff shall be satisfied by aggregating the Setoff plus certain additional amounts owed to BIS by SAVVIS, offset by certain amounts owed to SAVVIS by BIS, each enumerated in this Section b, in order to calculate the "Aggregated Setoff". The Aggregated Setoff shall then be multiplied by a factor of $.431 (the "Setoff Factor"), the result of which shall be the "Total Setoff", which SAVVIS shall pay to BIS in cash at the Closing. The Total Setoff is determined as follows:


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                    ------------------------------------------------------------
                    Setoff                                          $23,300,000
                    ------------------------------------------------------------
                    Plus an amount owed to BIS by
                    SAVVIS to settle the US billing
                    adjustment                                        6,500,000
                    ------------------------------------------------------------
                    Plus an amount owed to BIS by
                    SAVVIS to settle all remaining
                    obligations in connection with the
                    purchase of the stock of Bridge
                    Japan KK by SAVVIS                                  800,000
                    ------------------------------------------------------------
                    Less an amount owed to SAVVIS
                    by BIS to settle claims for unpaid
                    bills in Latin America                           (1,400,000)
                    ------------------------------------------------------------
                    Less an amount owed to SAVVIS
                    by BIS to settle claims for unpaid
                    bills in Europe                                  (1,200,000)
                    ------------------------------------------------------------
                    Less an amount owed to SAVVIS
                    by BIS to settle claims in
                    connection with SAVVIS' right to
                    sell certain routers to BIS under
                    the Network Services Agreement,
                    dated February 18, 2000                            (500,000)
                    ------------------------------------------------------------
                    Aggregated Setoff                               $27,500,000
                    ------------------------------------------------------------

                    ------------------------------------------------------------
                    Multiplied by the Setoff Factor                     X 0.431
                    ------------------------------------------------------------

                    ------------------------------------------------------------
                    TOTAL SETOFF                                    $11,850,000
                    ------------------------------------------------------------

               c. Upon SAVVIS paying the Total Setoff in cash, the Setoff and the other amounts owed by SAVVIS to BIS and by BIS to SAVVIS described above will be deemed to have been paid in full and no further obligation on the part of either party with respect to such matters shall thereafter exist.

               d. Assignment of Claims. SAVVIS shall assign to BIS all remaining claims, if any, held by SAVVIS against any BIS affiliate outside the United States, other than Canada (the "Assigned Claims").

         2.  Sharing Agreement

               a. SAVVIS and BIS are parties to the Sharing Agreement and Mutual
                  Release with General Electric Capital Corporation, for itself and as agent for certain participants (collectively, "GECC"), Bank of Nova Scotia Trust


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                  Company of New York, Harris Trust Savings Bank and Goldman
                  Sachs Credit Partners, L.P. (the "Sharing Agreement").

               b. Pursuant to the Sharing Agreement, BIS has paid to GECC approximately $2.1M. SAVVIS will reimburse BIS $0.9M of such payment in cash at the Closing.

         3. Canada. Pursuant to the October 29, 2001 letter agreement (the "Canada Letter") between SAVVIS, SAVVIS Canada and BIS, regarding Payments to Telecommunication Service Providers of Bridge Information Systems, Canada, Inc. ("Bridge Canada"), Bridge Canada will distribute to SAVVIS its remaining proportionate share of the Bridge Canada assets, which the parties estimate will be CA$2.5M.

         4.  Mechanic's Liens

               a. Notwithstanding anything to the contrary herein, BIS and
                  SAVVIS agree that their respective claims against each other for losses, costs, expenses, or damages that arise from or relate to charges for labor or materials supplied for the improvement of the real property and improvements located at 717 Office Parkway (the "717 Building"), 795 Office Parkway (the "795 Building"), each located in Creve Coeur, Missouri, and the SAVVIS Data Center Building located at 587 McDonnell Douglas Boulevard in Hazelwood, Missouri (the "Data Center") shall be resolved as follows:

                      i. 717 Building. Two mechanic's liens are asserted against this property by Sachs Electric Company ("Sachs") for improvements that were enjoyed by both BIS (as owner) and SAVVIS (as tenant). The parties agree that the amounts asserted are commensurate with the value of the improvements. Therefore, BIS and SAVVIS shall stipulate to the entry of a judgment in the Adversary Proceeding # 01-4176-293 (the "Adversary Proceeding") to enforce mechanic's liens that are pending in the Bankruptcy Court, allowing the claims for the full principal amount asserted, the aggregate amount of which is $79,932.19. Promptly following entry of this judgment, BIS shall pay 40% of such amount (which is approximately $32,000) from the escrowed proceeds received by BIS from its sale of such assets to Reuters relating to such claims (the "Reuters Proceeds"). SAVVIS shall pay the remaining 60% of such amount (which is approximately $48,000).

                      ii. 795 Building. Three mechanic's liens are asserted against this property by Sachs for improvements that were enjoyed by both BIS (as owner) and SAVVIS (as tenant). The parties agree that the


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                           amounts asserted are commensurate with the value of
                           the improvements. Therefore, BIS and SAVVIS shall stipulate to the entry of a judgment in the Adversary Proceeding, allowing the claims for the full principal amount asserted, the aggregate amount of which is $210,485.14. Promptly following entry of this judgment, BIS shall pay 30% of such amount (which is approximately $63,000) from the Reuters Proceeds. SAVVIS shall pay the remaining 70% of such amount (which is approximately $147,000).

                      iii. Data Center. Several mechanic's liens (the "Data
                           Center Liens") are asserted by contractors and material suppliers (the "Data Center Lien Claimants") against SAVVIS' interests in the Data Center and against the BIS' proceeds from its sale of the underlying real property to Reuters, which is a component of the Reuters Proceeds. The extent, validity and priority of the Data Center Liens is to be determined by the Bankruptcy Court in the context of the Adversary Proceeding, which currently has a trial date of March 11, 2002. SAVVIS and BIS are negotiating the terms of a settlement with the Data Center Lien Claimants which SAVVIS and BIS agree may include the following elements: (1) entry of a Consent Judgment in the Adversary Proceeding in favor of the Data Center Lien Claimants in an amount to be negotiated; (2) immediate partial satisfaction of the Consent Judgment from the Reuters Proceeds; (3) periodic payments by SAVVIS until the Consent Judgment is satisfied; (4) collateral security for the Consent Judgment in form and substance mutually satisfactory to the parties; and (5) stay of execution of the Consent Judgment. If needed to strike a settlement, SAVVIS will consent to a Consent Judgment for 100% of the principal amount claimed by the Data Center Lien Claimants and will commit to pay up to $0.6M upon entry of the Consent Judgment and thereafter $.3M per month and BIS will commit to pay up to $1.4M from the Reuters Proceeds upon entry of the Consent Judgment. Whether or not the Data Center Liens are resolved through settlement, SAVVIS agrees to indemnify BIS fully against any and all sums paid by BIS toward satisfaction of the Data Center Liens and the Data Center Lien Claimants' claims, which claim for indemnity shall be secured by a first priority lien and judgment against SAVVIS' interests in the Data Center and ground lease. The aforementioned lien will be subordinated to the Data Center Lien Claimants' judgment until their share of the judgment against SAVVIS is paid in full. If SAVVIS refinances or sells the Data Center, SAVVIS shall satisfy the Data Center Lien Claimants' judgment and BIS' subrogation claim in cash from the closing proceeds of any such sale.


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               b. If any amounts remain due and owing to BIS under this section
                  4 on the date of the Closing, SAVVIS shall pay such amount to BIS in cash at Closing in addition to the Total Setoff.

         5. Assignment of Patents, Other Interests. BIS shall assign to SAVVIS, at no additional charge, the smart rack patent and set top box patent and any interest it has in any plans, drawings and warranties respecting the Data Center.

         6. Board Representation. The SAVVIS Board of Directors has agreed to provide BIS, upon execution of this Agreement, one Board representative for a term ending on the earlier of: (a) three years; (b) the date upon which BIS' ownership of SAVVIS' outstanding voting stock falls below 20%; or (c) date upon which the SAVVIS shares held by BIS are distributed to its creditors. BIS agrees to vote its shares of SAVVIS' stock and cause its Board representative to vote in favor of the Funding, substantially in the form of that certain confidential term sheet relating to the Funding, the terms of which are agreeable to BIS.

         7. Limitation of Claims. BIS and SAVVIS agree that any obligation or liability arising from any and all transactions between the parties, and any direct or indirect subsidiaries of either, up to and including the date of this Agreement, shall be limited to the obligations and liabilities set forth in this Agreement.

         8.  BIS Bankruptcy Proceedings

               a. SAVVIS shall support Bankruptcy Court approval of the BIS disclosure statement and confirmation of the BIS liquidation plan.

               b. SAVVIS shall (a) not object to the rejection by BIS of any executory contracts and unexpired leases between any BIS debtor entity and SAVVIS and (b) waive, release and forever discharge BIS from any and all damage claims including, without limitation, any claim for indemnity or contribution regarding any claims of third parties, resulting from the rejection of any executory contract or unexpired lease between any BIS debtor entity and SAVVIS.

         9. Waiver of Claims. In consideration of the mutual promises and payments to be made pursuant to this Agreement, BIS and SAVVIS waive any and all claims against each other, and forever and finally release each other from any and all liability, for any and all damages, whether now known or unknown, whether now present or discovered in the future, whether direct or consequential, arising from any and all transactions between the parties up to and including the date of this Agreement; provided that: (a) SAVVIS shall not waive or release any claim against a non-debtor BIS affiliate underlying the Assigned Claims, which such claims will be assigned to BIS at the Closing; and (b) nothing herein shall release the parties from their obligations under this Agreement.


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         10. Approvals. This Agreement is subject to approval by the Bankruptcy
             Court and the SAVVIS Board of Directors. SAVVIS and BIS will endeavor to obtain all such approvals expeditiously.

         11. General Provisions

               a. Waiver. Any waiver or consent by either party to any variation from any provision of this Agreement shall be valid only in the specific instance in which it is given, and no such waiver or consent shall act as a waiver of any other provision of this Agreement or with respect to any similar instance or circumstance.

               b. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

               c. Amendment. This Agreement may not be amended, altered, or modified except by an instrument in writing, duly executed by both parties.

               d. Limitation on Benefits of this Agreement. It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the parties hereto, and that the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors and assigns as permitted hereunder.

               e. Entire Agreement. This Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein.

               f. Due Authorization. Each party represents that it has the full power and authority to enter into this Agreement and to perform all of its obligations hereunder and the execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate actions, subject to
                  Section 10 on Approvals above, and constitutes a valid and binding agreement, enforceable against each party in accordance with its terms.

               g. Governing Law. This Agreement shall be governed by and
                  construed in accordance with the laws of the State of New York (U.S.A.) (not including the choice-of-law rules thereof), and the parties hereby irrevocably submit to the exclusive jurisdiction and venue of the state and federal courts sitting in the State of New York for the purpose of all legal proceedings arising out of or relating to this Agreement.


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               h. Construction. Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than against the other.

               i. Execution. To facilitate execution, this Agreement may be executed in counterparts and by facsimile; and it shall not be necessary that the signatures of each party appear on each counterpart; but it shall be sufficient that the signature of each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

               j. Notice. All notices required or permitted hereunder shall be in writing and shall be deemed given when either delivered to the applicable party or on the third business day after having been mailed to such party with adequate first class postage affixed or sent, postage prepaid, by registered or certified mail, return receipt requested. Notices mailed to SAVVIS shall be mailed to it at 12851 Worldgate Drive, Herndon, VA 20170, Attention--Legal. Notices mailed to BIS shall be mailed to it at BIS Administration, Inc., c/o Reuters, 875 3rd Avenue, 27th Floor, New York, NY 10022, Attention--Chief Restructuring Officer, with a copy to--Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, 42nd Floor, New York, NY, 10006-1470, Attention--Thomas J. Moloney. Either party may from time to time designate a different address for notices to be sent to such party by giving the other party due notice hereunder of such different address.


                            {signature page follows}


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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf, as of the Effective Date.


                                    SAVVIS Communications Corporation

                                    By:     /s/ Lane H. Blumenfeld
                                            -------------------------------
                                    Name:       Lane H. Blumenfeld
                                            -------------------------------
                                    Title:      Acting General Counsel
                                            -------------------------------


                                    BIS Administration, Inc.

                                    By:     /s/ Sankar Krishnan
                                            -------------------------------
                                    Name:       Sankar Krishnan
                                            -------------------------------
                                    Title:      Chief Restructuring Officer
                                            -------------------------------

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